FOR IMMEDIATE RELEASE

Arbitron plans to increase the Persons 12+ sample target
Company Raises 18-54 Guarantee
Persons 12+ sample target to increase by 10 percent;
Persons 18-54 guarantee upped to 90 percent, after first year of currency;
Persons 6+ and 18-34 sample benchmarks also raised

NEW YORK; July 21, 2008 – Arbitron Inc. (NYSE: ARB) today announced a new Portable People MeterTM sample program which was presented at the July Arbitron Radio Advisory Council meeting. The program is designed to deliver a larger 12+ sample target. The company also announced an increase in its 18-54 sample size guarantee from 80 to 90 percent and raised other key sample benchmarks in PPM markets. Arbitron will announce additional details of the PPM sample plan and the effective dates of the individual components in the coming weeks.

“The PPM sample program we unveiled at the Advisory Council Meeting is a significant step forward,” said Steve Morris, chairman, president and chief executive officer, Arbitron Inc. “The Advisory Council deserves credit from the industry for providing Arbitron with insights and input over the last few months which enabled us to raise the bar regarding these key PPM sample metrics,” continued Mr. Morris.

Key components of the PPM sample plan debuted at the July 2008 Arbitron Radio Advisory Council include:

•	Increasing the Persons 12+ sample target by ten percent

•	Increasing the threshold for the Persons 18-54 sample size guarantee from 80 percent to 90 percent

•	Raising the PPM sample benchmarks for total Persons 6+ from 90 to 100 percent.

•	Increasing the sample benchmarks for 18-34 from 70-75 percent at month six, prior to the 80 percent benchmark for year two and beyond.

Persons 12+ sample target to increase by ten percent at no cost to customers
Arbitron plans to increase the Persons 12+ sample target in current and future PPM markets by ten percent.

Arbitron is considering several approaches for achieving the Persons 12+ sample target including, among other means, an increase to the cell phone only household sampling rate, redistributing children 6-11 sample and/or the introduction of sample stratification. The specific combinations of approaches are pending the outcome of methodological tests and further industry consultation.

Arbitron plans to implement the increase in Person 12+ sample target in phases, beginning in 2009, with completion currently expected by the end of 2010.

Persons 18-54 sample guarantee threshold to increase from 80 to 90 percent
Arbitron also announced two changes to its previously disclosed Persons 18-54 PPM sample size guarantee. First, the current guarantee threshold of 80 percent will now take effect in each PPM local market with the first month of PPM currency in that market instead of the fourth. Second, starting on the first anniversary of PPM currency in the local market, the threshold for the Persons 18-54 sample size guarantee will be raised to 90 percent of the sample target as determined based on a 13-report monthly rolling average.

Persons 6+ benchmark to increase from 90 to 100 percent
The company plans two changes to its persons 6+ benchmark. The current benchmark of 90 percent of the sample target for persons 6+ will take effect in the first month of currency instead of the fourth. Starting on the first anniversary of PPM currency in a market, the Persons 6+-sample benchmark will be raised from 90 to 100 percent of the sample target based on a 13-report monthly rolling average.

18-34 demographic benchmark to increase from 70 percent to 75 percent at month six
Arbitron’s new sample plan involves three elements for its 18-34 benchmarks. First, the current benchmark – 70 percent of target – will take effect with the first currency report instead of the current approach, which begins on the fourth month. Second, the benchmark will be raised to 75 percent of target with the sixth currency report. Lastly, the 18-34 benchmark will increase to 80 percent of target effective with first anniversary of PPM currency in a market based on a 13-report monthly rolling average.

The 18-34 benchmarks apply (depending on market population) to the following gender, race and ethnicity breaks: Persons, Men, Women, Black, Hispanic and Other.

Industry feedback
“We will review the specific methods by which we plan to achieve these enhancements with the Media Rating Council and the NAB Committee on Local Radio Audience Measurement (COLRAM),” said Mr. Morris.

Arbitron intends to provide a more detailed summary of the plan along with milestones and timelines in the weeks to come.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron’s executive offices are located in New York City.

###

Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully design, recruit, and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	complete the Media Rating Council (“MRC”) audit of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement services;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture, or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations;

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multi-media and advertising in an increasingly competitive environment;and

•	successfully maintain industry confidence in our products and services in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts prompted by various industry groups and market segments.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.